Exhibit 99.1

Intellia Therapeutics Secures Non-Dilutive

Debt Facility with OrbiMed for up to $400 Million

$75 million funded upfront with an additional $325 million tied to milestones, providing strategic flexibility through anticipated value inflection points

CAMBRIDGE, Mass., September 4, 2026—Intellia Therapeutics, Inc. (Nasdaq: NTLA), a leading biopharmaceutical company focused on revolutionizing medicine leveraging CRISPR gene editing and other core technologies, today announced that it has entered into a $400 million non-dilutive senior secured term loan facility with OrbiMed, a leading global healthcare investment firm. The transaction provides Intellia with greater financial and operational flexibility as it advances toward several key milestones, including a planned U.S. approval and commercial launch of lonvoguran ziclumeran (lonvo-z) as a one-time treatment for patients with hereditary angioedema (HAE).

“Lonvo-z has the potential to transform the treatment paradigm for people living with HAE as well as the future capital needs of our company,” said Edward Dulac, Intellia’s Chief Financial Officer. “This non-dilutive financing enables us to more freely execute our plan to successfully launch lonvo-z in HAE, advance nexiguran ziclumeran through multiple important milestones in transthyretin amyloidosis and create value through our early pipeline development efforts.”

“OrbiMed is proud to partner with Intellia Therapeutics, a well-recognized leader in the in vivo gene editing revolution,” said Matthew Rizzo, General Partner at OrbiMed. “We are looking forward to supporting the team as it approaches a number of exciting and transformational milestones.”

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The facility includes an initial term loan of $75 million that was funded at closing; 5 additional tranches totaling up to $225 million that can be drawn at Intellia’s option subject to its achievement of specified milestones related primarily to lonvo-z; and an additional $100 million available subject to mutual agreement between the parties during the five-year term of the agreement. Additional details of the loan agreement will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K.

TD Cowen acted as exclusive financial advisor to Intellia on the transaction. Goodwin Procter LLP acted as legal advisor to Intellia. Covington & Burling LLP acted as legal advisor to OrbiMed.

About Lonvo-z

Based on Nobel Prize-winning CRISPR/Cas9 technology, lonvo-z has the potential to become the first one-time treatment for hereditary angioedema (HAE). Lonvo-z is an in vivo CRISPR gene editing candidate that is intended to permanently lower kallikrein by inactivating the kallikrein B1 (KLKB1) gene with a single dose that is administered in an outpatient setting. Lonvo-z has received five notable regulatory designations: Orphan Drug and RMAT Designation by the U.S. Food and Drug Administration (FDA), the Innovation Passport by the U.K. Medicines and Healthcare products Regulatory Agency (MHRA), Priority Medicines (PRIME) Designation by the European Medicines Agency, as well as Orphan Drug Designation (ODD) by the European Commission.

About Intellia Therapeutics

Intellia Therapeutics, Inc. (Nasdaq: NTLA) is a leading clinical-stage biopharmaceutical company focused on revolutionizing medicine leveraging CRISPR gene editing and other core technologies. The company’s mission is to transform the lives of people with severe diseases by developing and commercializing potentially curative treatments. With deep scientific, technical and clinical development experience, Intellia aims to reset the standard for medicine by durably treating the root causes of disease. Learn more at intelliatx.com and follow us @intelliatx.

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Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia” or the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations concerning: the expected benefits of the senior secured term loan facility, including the extent to which the facility may provide Intellia with financial, operational and strategic flexibility and enable Intellia to execute its plans and advance its programs through anticipated value inflection points; Intellia’s ability to achieve the applicable milestones and satisfy the other conditions required to access the additional $225 million under the facility; the availability of an additional $100 million subject to mutual agreement between the parties; the success and advancement of its program for lonvoguran ziclumeran or “lonvo-z” (formerly known as NTLA-2002) for the treatment of hereditary angioedema (“HAE”), including its expectations regarding review and approval of the biologics license application for lonvo-z, its ability to successfully launch lonvo-z in HAE, its belief that lonvo-z has the potential to transform the treatment paradigm for people living with HAE as well as the Company’s future capital needs, lonvo-z’s potential to become the first one-time treatment for HAE, and the potential for lonvo-z to permanently lower kallikrein by inactivating the kallikrein B1 (KLKB1) gene following a single dose; its ability to advance nexiguran ziclumeran or “nex-z” (formerly known as NTLA-2001) through multiple important milestones in transthyretin amyloidosis; and its ability to create value through its early pipeline development efforts.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to Intellia’s ability to achieve the applicable milestones and satisfy the other conditions required to access additional tranches under the loan facility; the possibility that Intellia and OrbiMed will not mutually agree to make the additional $100 million available; risks associated with Intellia’s indebtedness, including its debt-service obligations, restrictive covenants, security interests and the potential for default; the possibility that the loan facility will not provide the anticipated financial, operational or strategic flexibility or enable Intellia to execute its plans as expected; uncertainties related to the conduct of clinical studies and other development and commercialization requirements for its product candidates, including lonvo-z and nex-z, including risks related to the ability to develop and successfully commercialize lonvo-z or any of Intellia’s product candidates; risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to Intellia’s relationship with third parties, including its contract manufacturers, collaborators, licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; risks related to the results of preclinical

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studies or clinical studies not being predictive of future results in connection with future studies; the risk that clinical study results will not be positive; and risks related to the potential delay of planned clinical trials or regulatory filings due to regulatory feedback or other developments. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission, including its recent quarterly report on Form 10-Q. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

Investor Contact:

Jason Fredette

Vice President, Investor Relations and Corporate Communications

Intellia Therapeutics, Inc.

jason.fredette@intelliatx.com

Media Contact:

Mike Tattory

Vice President

LifeSci Communications

mtattory@lifescicomms.com

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